[ERNST & YOUNG LOGO]     Edificio Omni                    Tel:(5541) 322-5222
                         Al. Dr. Carlos de Carvalho, 603  Fax:(5541) 322-6166
                         10o adner- Conj. 102             homepage:www.ey.com.br
                         80430-180-Curitiba PR- Brasil

                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 11, 2002, in the Registration Statement (Form F-1 No. 333-85634) and related Prospectus of Companhia de Saneamento do Parana-SANEPAR, for the registration of 165,591,000 of its preferred shares.




                                Ernst & Young
                         Auditores Independentes S.C.

                        /s/Marcos Antonio Quintanilha
                          Marcos Antonio Quintanilha
                                   Partner



Curitiba, Brazil
May 24, 2002